Exhibit 10.38

NONQUALIFIED STOCK OPTION AGREEMENT

GOODMAN NETWORKS, INCORPORATED

2000 EQUITY INCENTIVE PLAN

1. Grant of Option. Pursuant to the Goodman Networks, Incorporated 2000 Equity Incentive Plan (as amended, supplemented or otherwise modified from time to time) (the “Plan”), Goodman Networks, Incorporated (the “Company”) grants to

John A. Goodman

(Name of Participant)

an option to purchase from the Company a total of 60,000 full shares (the “Optioned Shares”) of Common Stock (as defined in the Plan) at $26.12 per share in the amounts, during the periods, and upon the terms and conditions set forth in this Stock Option Agreement (this “Agreement”). The Date of Grant (as defined below) of this Stock Option (as defined in the Plan) is June 24, 2009. This Stock Option is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Code Section 409A.

2. Subject to Plan. This Stock Option (as defined in the Plan) and its exercise are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. Any capitalized term used herein that is not specifically defined in this Agreement shall have the same meaning assigned to it in the Plan. This Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee.

3. Option Period. Subject to certain restrictions and conditions set forth in the Plan, the Option Period will begin on June 24, 2009 (the “Date of Grant”) and will terminate on June 24, 2019.

4. Exercise and Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall become vested and exercisable in accordance with Schedule A, which is attached and made a part of the Agreement.

5. Term; Forfeiture. Except as otherwise provided in this Agreement any portion of this Stock Option that is not vested will be forfeited on the date Participant ceases to be employed by (or if Participant is a consultant or an Outside Director, ceases to provide services to) the Company and all its Subsidiaries. This Stock Option, and all unexercised, vested Optioned Shares granted to Participant hereunder, will terminate and be forfeited at the first of the following to occur:

(a) 5 p.m. on the date the Option Period terminates;

(b) 5 p.m. on the date which is twelve (12) months following Participant’s Termination of Service due to death, Disability, or Retirement;

(c) 5 p.m. on the date which is sixty (60) days following Participant’s Termination of Service by the Company without Cause;

(d) 5 p.m. on the date which is thirty (30) days following Participant’s voluntary Termination of Service for any reason; or

(e) 5 p.m. on the day prior to the date of Participant’s Termination of Service for Cause.

Execution Version

For purposes of this Section, “Cause” shall include, but not be limited to: (i) material breach by Participant of Participant’s obligations under his Employment Agreement, which material breach, if susceptible of cure, remains uncured after thirty (30) days’ written notice from the Company specifying in reasonable detail the nature of such breach; (ii) failure by Participant to perform his employment duties to the reasonable satisfaction of the Board; (iii) willful failure to follow a lawful and reasonable directive of the Board (whether by commission or omission); (iv) commission by Participant of an act of dishonesty or fraud upon, or willful misconduct toward, the Company or misappropriation of Company property or corporate opportunities, as reasonably determined by the Board; (v) a conviction, guilty plea or plea of nolo contendere of any misdemeanor that involves (a) moral turpitude or (b) other conduct that involves fraud, embezzlement, larceny, theft or dishonesty; (vi) a conviction, guilty plea or plea of nolo contendere of any felony, unless the Board reasonably determines that Participant’s conviction of such felony does not materially affect the Company’s or Participant’s business reputation or significantly impair Participant’s ability to carry out his duties under his Employment Agreement (provided that the Board shall have no obligation to make such determination); or (vii) Participant’s violation of the Company’s policies regarding insobriety during working hours or the use of illegal drugs.

6. Manner of Exercise.

(a) General Provisions. Subject to such administrative regulations as the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. If Participant is exercising the Stock Option to purchase shares of Common Stock as permitted in subsection 6(b) below, Participant shall deliver to the Company on the Exercise Date consideration with a value equal to the total purchase price of the shares to be purchased, payable as follows: (a) cash and/or (b) any other form of payment which is acceptable to the Committee.

(b) Exercise for Stock. Upon payment of all amounts due from Participant, the Company shall cause a certificate for the Optioned Shares then being purchased to be delivered to Participant (or the person exercising Participant’s Stock Option in the event of his death) at its principal business office within ten (10) business days after the Exercise Date.

The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock hereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

If Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then Participant’s right to purchase such Optioned Shares may be terminated by the Company.

7. Who May Exercise. Subject to the terms and conditions set forth in Sections 3, 4, 5, and 6 above, during the lifetime of Participant, this Stock Option may be exercised only by Participant, or by Participant’s guardian or personal representative. If, upon Participant’s Termination of Service by reason

Execution Version

of death or Disability prior to the termination of the Option Period, Participant then has not exercised this Stock Option in full as of the date of death or Disability, the following persons may exercise this Stock Option on behalf of Participant at any time prior to the earlier of the dates specified in Section 5 hereof: (i) if Participant is Disabled, the guardian or personal representative of Participant; or (ii) if Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

8. No Fractional Shares. This Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

9. Non-Assignability. This Stock Option is not assignable or transferable by Participant except by will or by the laws of descent and distribution.

10. No Rights as Stockholder. Participant will have no rights as a stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to Participant for the shares. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

11. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by this Stock Option, and the purchase price thereof, may be adjusted by the Company, in such manner as it may deem equitable to take into consideration certain capital changes in the Company’s stock.

12. Participant’s Representations. Notwithstanding any of the provisions hereof, Participant hereby agrees that he or she will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding, and conclusive. The obligations of the Company and the rights of Participant are subject to all applicable laws, rules, and regulations.

13. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

14. Participant’s Acknowledgments. Participant acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee, as that term is defined in the Plan, upon any questions arising under the Plan or this Agreement.

15. Participant’s Consent to Plan Amendment. Participant acknowledges receipt of a copy of the First Amendment to the Goodman Networks, Incorporated 2000 Equity Incentive Plan (the “Amendment”) and represents that he is familiar with the terms and provisions thereof. Participant hereby consents to operation of this Stock Option subject to all the terms and provisions of the Amendment

Execution Version

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the state of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Employment. Nothing herein shall be construed to confer upon Participant the right to continue in the employment or providing services to the Company or any Subsidiary, whether as an employee, consultant, or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge Participant as an employee, consultant or Outside Director.

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

Execution Version

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith. Notice to the Company shall be addressed and delivered as follows:

Goodman Networks, Inc.
Attn: President
6400 International Parkway, Suite 1000
Plano, TX 75093

Notice to Participant shall be addressed and delivered to the address listed in the Company’s payroll records.

26. Tax Requirements. Participant, upon exercise of any portion of the Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option; such obligation to pay such taxes may be satisfied by the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company. Any such withholding payments with respect to the exercise of any portion of the Stock Option in cash shall be required to be made within thirty (30) days after the delivery to Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

* * * * * * *

Execution Version

IN WITNESS WHEREOF, the Committee has caused this Agreement to be executed by its duly authorized officer, and Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

Goodman Networks, Incorporated

By:	/s/ Gary C. Barrett
Name:	Gary C. Barrett
Title:	CFO

Participant:

Signature:	/s/ John Goodman
Name:	John Goodman
Address:	11529 La Cantera Trail
Frisco, TX 75034

SCHEDULE A

EXERCISE AND VESTING

Pertaining to the Grant of Stock Option to John A. Goodman

Dated: June 24, 2009

Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Stock Option is fully exercisable on the Date of Grant.

Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan and subject to the provisions of Section 5 of this Agreement, the Optioned Shares shall become vested in accordance with the following schedule:

First Installment. One third (1/3) of the total Optioned Shares on the first anniversary of the Date of Grant, provided that Participant is still employed by (or if Participant is a consultant or an Outside Director, is still providing services to) the Company or one of its Subsidiaries on the first anniversary of the Date of Grant.

Second Installment. One third (1/3) of the total Optioned Shares on the second anniversary of the Date of Grant, provided that Participant is still employed by (or if Participant is a consultant or an Outside Director, is still providing services to) the Company or one of its Subsidiaries on the second anniversary of the Date of Grant.

Third Installment. One third (1/3) of the total Optioned Shares on the third anniversary of the Date of Grant, provided that Participant is still employed by (or if Participant is a consultant or an Outside Director, is still providing Services to) the Company or one of its Subsidiaries on the third anniversary of the Date of Grant.

If on or after the first anniversary of the Date of Grant (i) Participant is still employed by (or if Participant is a consultant or an Outside Director, is still providing services to) the Company or one of its Subsidiaries and (ii) a Change of Control occurs, then immediately prior to the effective date of such Change of Control, the total Optioned Shares not previously vested shall thereupon immediately become vested. Upon Participant’s Termination of Service, all vesting shall cease and all unvested Optioned Shares shall be forfeited.

Forfeitable Stock. If, at the time of exercise, the Optioned Shares (or any portion thereof) are not vested pursuant to this Schedule A, the shares of Common Stock issued to Participant with respect to any unvested portion of this Stock Option shall be unvested (the “Forfeitable Stock”) and shall vest on the date this Stock Option (or applicable portion thereof) would otherwise vest under this Schedule A. Participant shall forfeit any Forfeitable Stock sixty (60) days after his or her Termination of Service for any reason prior to the time such shares vest, unless, pursuant to this Agreement or the Plan, such Forfeitable Stock becomes vested upon such Termination of Service. During such sixty (60) day period, the Company shall have the option to purchase Participant’s Forfeitable Stock at the price per share equal to the lesser of (i) Participant’s exercise price or (ii) the Fair Market Value of the Forfeitable Stock as of the date of Termination of Service. Such option may be exercised by the Company by written notice to Participant during such sixty (60) day period. Payment for such Forfeitable Stock shall be made in a lump sum in cash no later than ten (10) business days after the expiration of the sixty (60) day period. Nothing herein shall be construed to provide that Participant shall continue to vest during such sixty (60) day option period.

Restrictions. The shares of Common Stock acquired by the exercise of this Stock Option shall be issued subject to the following restrictions, and any other restrictions the Board may impose pursuant to the Plan, and the certificate representing the shares shall bear an appropriate legend regarding such restrictions such that any transferee of shares shall take such shares subject to such restrictions.

Execution Version

(a) Shares Subject to Shareholders Agreement. Participant acknowledges that certain of the shareholders of the Company and the Company have entered into the Fourth Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) containing certain restrictions and conditions regarding the assignment, sale, transfer or pledge of the Company’s stock and that such Shareholders Agreement may be amended prior to vesting and/or exercise of the Stock Option. Participant further acknowledges and agrees that the shares acquired by the exercise of the Stock Option under this Agreement which are not Forfeitable Stock will become subject to the terms of the Shareholders Agreement and any amendments thereto and Participant agrees, prior to the Company issuing any stock certificates representing shares that are not Forfeitable Stock, to execute any or all documents to indicate Participant’s acceptance of the terms of the Shareholders Agreement and any amendments thereto.

(b) Specific Performance. The parties to this Agreement understand, acknowledge and agree that the payment of monetary damages is an insufficient remedy for any breach in the performance of the obligations of Participant, his spouse or his legal representative, as the case may be, of the provisions of this Section and that in the event of a breach of this Section, the Company shall have the right to seek and the breaching party shall agree to an order of a court of competent jurisdiction requiring the specific performance of the provision of this Section by the breaching party in addition to any damages or other remedies which may be available at law or equity.

(c) Legend. Certificates representing the shares issued pursuant to this Stock Option that are not Forfeitable Stock shall bear the following legend or a legend similar thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” ACTS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACTS, OR (ii) UNTIL THE COMPANY HAS RECEIVED ADEQUATE ASSURANCE, BY OPINION OF COUNSEL OR OTHER MEANS SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION EXISTS FOR SUCH OFFER FOR SALE, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR ASSIGNMENT.

THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE, UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL OFFICE OF A WRITTEN REQUEST, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, AS SUCH ARE SET FORTH IN THE ARTICLES OF INCORPORATION, ON FILE WITH THE SECRETARY OF STATE.

NO SHAREHOLDER OF THE COMPANY SHALL HAVE ANY PREEMPTIVE OR OTHER RIGHT TO ACQUIRE ADDITIONAL, UNISSUED OR TREASURY, SHARES OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED, OR ANY SECURITIES CONVERTIBLE INTO, EXCHANGEABLE FOR OR CARRYING ANY RIGHT TO ACQUIRE ANY SHARES OF ANY CLASS OF THE COMPANY, EXCEPT FOR SUCH RIGHTS AS ARE EXPRESSLY PROVIDED BY CONTRACT.

Execution Version

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE THAT ARE NOT FORFEITABLE STOCK AS DEFINED IN SCHEDULE A HERETO ARE SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS CONTAINED IN A FOURTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT DATED AS OF JUNE 24, 2009, AS MAY BE AMENDED, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS SET FORTH ON THE REVERSE SIDE.